Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports 2006 Second Quarter

Operating Results

•	Net revenues in the second quarter of 2006 were up 2.4% to a record $112.5 million
•	Station operating income for the second quarter of 2006 was up 2.7% to a record $52.4 million
•	Second quarter 2006 net loss reflects a non-cash asset impairment of $149.8 million, or $(0.82) per basic share to reduce goodwill and intangible assets
•	Board of Directors declares quarterly dividend of $0.18 per share to be paid on October 20, 2006 to shareholders of record on October 5, 2006

Las Vegas, Nevada, August 7, 2006 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the second quarter of 2006.

June 30, 2006 – Second Quarter Results

Net revenues in the second quarter of 2006 were a record $112.5 million compared with $109.9 million in the second quarter of 2005, an increase of $2.6 million, or 2.4%. The increase in revenues was principally due to higher revenues in Modesto, CA, Birmingham, AL, Lafayette, LA and Boise, ID, partially offset by lower revenues in New Orleans, LA, Nashville, TN, Buffalo, NY and Wilkes Barre, PA.

The Company conducted an interim impairment test for certain markets, resulting in a non-cash impairment charge of $149.8 million on a pre-tax basis, or $(0.82) per basic share, to reduce the carrying amount of goodwill and intangible assets for certain of these markets to their respective estimated fair values. On a consolidated basis, the Company’s goodwill and intangible assets balance after the impairment charge is approximately $1,986.2 million.

Operating loss for the second quarter of 2006 was $109.9 million compared to operating income of $41.5 million in the corresponding 2005 period, a decrease of $151.4 million. The decrease was primarily due to the non-cash asset impairment expense recorded in the second quarter of 2006 of $149.8 million related to goodwill and intangible assets, as well as an increase of approximately $4.0 million of non-cash stock-based compensation expense.

Station operating income (as detailed in the attached table, is generally defined as operating (loss) income plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was $52.4 million for the second quarter of 2006 compared to $51.0 million for the second quarter of 2005, an increase of $1.4 million, or 2.7%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company reported record revenues and station operating income for the quarter in spite of a continued difficult environment in the radio industry. The Company continues to focus on enhancing shareholder value through stock repurchases and dividends. To date, the Company has purchased 24.1 million shares, or approximately 43% of its public float, for $317.8 million and has also paid cumulative dividends in 2006 of $62.2 million, or $0.54 per share.”

Net interest expense increased to $8.4 million for the quarter ended June 30, 2006 from $4.9 million for the quarter ended June 30, 2005, an increase of $3.5 million, or 71.4%. The increase in net interest expense was due to an increase in outstanding borrowings, primarily as a result of the repurchase of shares of outstanding common stock of the Company, as well as higher overall interest rates under the Company’s senior debt during the quarter ended June 30, 2006 as compared to the same period in 2005.

Income tax benefit for the quarter ended June 30, 2006 was $43.5 million (substantially all non-cash) compared to income tax expense of $15.1 million (substantially all non-cash) for the quarter ended June 30, 2005, a decrease of $58.6 million. The deferred tax benefit related to the asset impairment recorded in the second quarter of 2006 was approximately $57.8 million.

Net loss for the quarter ended June 30, 2006 was $74.8 million, or $(0.67) per basic share, as compared to net income of $21.5 million, or $0.18 per basic share, for the same period in 2005. Included in net loss for the quarter ended June 30, 2006 was a non-cash asset impairment of $92.0 million, net of tax, or $(0.82) per basic share, related to the valuation of goodwill and intangible assets and approximately $3.9 million of non-cash stock-based compensation expense, net of tax, or $(0.04) per basic share.

Free cash flow (as detailed in the attached table, is generally defined as operating (loss) income (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $37.6 million for the three months ended June 30, 2006 compared to $39.8 million for the three months ended June 30, 2005, a decrease of $2.2 million, or 5.5%. Higher station operating income was offset primarily by increased interest expense as a result of higher average borrowings due to the Company’s stock repurchase programs. The Company’s basic weighted average common shares outstanding decreased by 8.2% for the three months ended June 30, 2006 as compared to the comparable prior year period. During the quarter ended June 30, 2006, the Company purchased approximately 1.1 million shares of its common stock for an aggregate amount of $10.8 million.

June 30, 2006 – Year to Date Results

Net revenues for the six months ended June 30, 2006 were a record $206.5 million compared with $201.9 million for the six months ended June 30, 2005, an increase of $4.6 million, or 2.3%. The increase in revenues was primarily due to higher revenues at the Company’s stations, including stations in Modesto, CA, Boise, ID, Lafayette, LA, Tucson, AZ and Birmingham, AL, offset by lower revenues in New Orleans, LA, Nashville, TN, Wilkes Barre, PA and Colorado Springs, CO.

The Company conducted an interim impairment test for certain markets, resulting in a non-cash impairment charge of $149.8 million on a pre-tax basis, or $(0.82) per basic share, to reduce the carrying amount of goodwill and intangible assets for certain of these markets to their respective estimated fair values.

Operating loss was $86.4 million for the six months ended June 30, 2006 compared to operating income of $67.6 million for the six months ended June 30, 2005, a decrease of $154.0 million. The decrease was primarily due to a non-cash asset impairment recorded in the second quarter of

2006 of $149.8 million related to goodwill and intangible assets, as well as an increase of approximately $7.6 million of non-cash stock-based compensation expense.

Station operating income (as detailed in the attached table, is generally defined as operating (loss) income plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was $89.2 million for the six-month period ended June 30, 2006 compared to $86.5 million for the same period in 2005, an increase of $2.7 million, or 3.1%.

Net interest expense increased $5.9 million, or 62.8%, to $15.3 million for the six months ended June 30, 2006 from $9.4 million for the same period in 2005. The increase in net interest expense was due to higher overall interest rates under the Company’s senior debt during the six months ended June 30, 2006 as compared to the same period in 2005, as well as an increase in outstanding borrowings, primarily as a result of the repurchase of shares of outstanding common stock of the Company.

Income tax benefit for the six months ended June 30, 2006 was $36.4 million (substantially all non-cash) compared to income tax expense of $24.8 million (substantially all non-cash) for the six months ended June 30, 2005, a decrease of $61.2 million. The deferred tax benefit related to the asset impairment recorded in the second quarter of 2006 was approximately $57.8 million.

Net loss for the first six months of 2006 was $65.3 million, or $(0.58) per basic share, as compared to net income of $33.4 million, or $0.27 per basic share, for the same period in 2005, a decrease of $98.7 million. Included in net loss for the six months ended June 30, 2006 was a non-cash asset impairment of $92.0 million, net of tax, or $(0.82) per basic share, related to the valuation of goodwill and intangible assets and approximately $6.5 million of non-cash stock-based compensation expense, net of tax, or $(0.06) per basic share. Included in net income for the six months ended June 30, 2005 was approximately $0.4 million of non-cash stock-based compensation expense, net of tax, or $(0.01) per basic share.

Free cash flow (as detailed in the attached table, is generally defined as operating (loss) income (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $62.1 million for the six months ended June 30, 2006 compared to $65.4 million for the six months ended June 30, 2005, a decrease of $3.3 million, or 5.0%. Higher station operating income was offset by increased interest expense primarily as a result of higher overall interest rates under the Company’s senior debt during the current year period compared to the prior year period, as well as higher average borrowings due to the Company’s stock repurchase programs. The Company’s basic weighted average common shares outstanding decreased by 8.8% for the six months ended June 30, 2006 as compared to the comparable prior year period. During the six months ended June 30, 2006, the Company purchased approximately 4.3 million shares of its common stock for an aggregate amount of $50.7 million.

Transaction with ABC Radio

On February 6, 2006, the Company and The Walt Disney Company (“TWDC”) announced that the Board of Directors of both companies approved a definitive agreement to combine ABC Radio, which includes 22 radio stations and the ABC Radio Network, with the Company. Upon consummation of the merger, the Company is expected be the third largest radio group in the United States, with a significant national footprint reaching approximately 55 markets. Closing of the merger is subject to the satisfaction or waiver of several conditions specified in the merger agreement, including receipt of federal antitrust, communications and tax regulatory approvals. On March 31, 2006, the parties received the first of such consents from the Federal Trade Commission.

Our Station Portfolio

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 164 FM and 58 AM radio stations in 46 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; changes in the Company’s dividend policy or stock repurchase programs; shifts in population and other demographics; changes in the level of competition for advertising dollars, technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements; the risk that the proposed business combination with ABC Radio may be delayed or not close; as well as those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. The Company undertakes no obligation to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

Additional Information about the Transaction with ABC Radio and Where to Find It

In connection with the Company’s proposed business combination with a subsidiary of TWDC, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about the Company, certain subsidiaries of TWDC and the combination. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by the Company or TWDC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to: Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net broadcasting revenue	$112,454	$109,913	$206,453	$201,948

Operating Expenses:
Cost of revenues	29,356	28,094	57,875	55,766
Selling, general and administrative	31,646	30,854	61,707	59,646
Corporate general and administrative	6,425	3,317	12,500	7,153
Local marketing agreement fees	314	565	627	1,031
Asset impairment	149,769	—	149,769	—
Depreciation and amortization	5,476	5,615	11,009	11,287
Other, net	(648)	(41)	(638)	(536)

Operating expenses	222,338	68,404	292,849	134,347

Operating (loss) income	(109,884)	41,509	(86,396)	67,601

Interest expense, net, including amortization of debt issuance costs of $460, $459, $918 and $919, respectively	8,441	4,871	15,298	9,389

(Loss) income before income taxes	(118,325)	36,638	(101,694)	58,212

Income tax (benefit) expense	(43,499)	15,120	(36,393)	24,809

Net (loss) income	$(74,826)	$21,518	$(65,301)	$33,403

Net (loss) income per share—basic	$(0.67)	$0.18	$(0.58)	$0.27

Net (loss) income per share—diluted	$(0.67)	$0.16	$(0.58)	$0.25

Weighted average common shares outstanding:
Basic	111,668	121,688	111,632	122,442

Diluted	111,668	137,612	111,632	138,395

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s station operating income for the three and six months ended June 30, 2006 and 2005. The Company defines station operating income as net (loss) income adjusted to exclude the following line items included in its Statement of Operations: income tax (benefit) expense, net interest expense, other, net, depreciation and amortization, local marketing agreement fees, non-cash stock compensation, corporate general and administrative expenses and other non-cash expenses.

Station operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, station operating income does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, station operating income is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Station operating income does not reflect the periodic costs, including non-cash impairment charges, of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As station operating income excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of station operating income to net income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Station operating income	$52,395	$50,965	$89,169	$86,536

Less:
Corporate general and administrative, excluding related portion of non-cash stock compensation	3,321	3,317	6,556	6,552
Non-cash stock compensation	4,047	—	8,242	601
Local marketing agreement fees	314	565	627	1,031
Other, net	(648)	(41)	(638)	(536)

Adjusted operating income before asset impairment and depreciation and amortization	45,361	47,124	74,382	78,888

Less:
Asset impairment	149,769	—	149,769	—
Depreciation and amortization	5,476	5,615	11,009	11,287

Operating (loss) income	(109,884)	41,509	(86,396)	67,601

Less:
Net interest expense	8,441	4,871	15,298	9,389

(Loss) income before income taxes	(118,325)	36,638	(101,694)	58,212
Income tax (benefit) expense	(43,499)	15,120	(36,393)	24,809

Net (loss) income	$(74,826)	$21,518	$(65,301)	$33,403

Free cash flow is defined as operating (loss) income (i) plus depreciation, amortization and non-cash stock compensation expense and other, net (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures, cash taxes and other non-cash expenses. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating (loss) income	$(109,884)	$41,509	$(86,396)	$67,601

Adjustments
Depreciation and amortization	5,476	5,615	11,009	11,287
Non-cash stock compensation	4,047	—	8,242	601
Asset impairment	149,769	—	149,769	—
Other, net	(648)	(41)	(638)	(536)
Net interest expense	(8,441)	(4,871)	(15,298)	(9,389)
Amortization of debt issuance costs	460	459	918	919
Capital expenditures	(2,051)	(2,223)	(4,213)	(3,733)
Cash taxes	(1,081)	(674)	(1,300)	(1,353)

Free cash flow	$37,647	$39,774	$62,093	$65,397

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following table presents non-cash stock-based compensation as reported. The Company believes this summary assists investors’ understanding of the operating performance of the Company and the effects of non-cash stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net broadcasting revenue	$—	$—	$—	$—

Operating Expenses:
Cost of revenues	426	—	1,038	—
Selling, general and administrative	517	—	1,260	—
Corporate general and administrative	3,104	—	5,944	601
Local marketing agreement fees	—	—	—	—
Asset impairment	—	—	—	—
Depreciation and amortization	—	—	—	—
Other, net	—	—	—	—

Operating expenses	4,047	—	8,242	601

Operating (loss) income	(4,047)	—	(8,242)	(601)

Interest expense, net, including amortization of debt issuance costs of $460 and $918, respectively	—	—	—	—

(Loss) income before income taxes	(4,047)	—	(8,242)	(601)

Income tax (benefit) expense	(118)	—	(1,767)	(236)

Net (loss) income	$(3,929)	$—	$(6,475)	$(365)

Net loss per share—basic	$(0.04)	$—	$(0.06)	$(0.01)

Net loss per share—diluted	$(0.04)	$—	$(0.06)	$(0.01)

Weighted average common shares outstanding:
Basic	111,668	121,688	111,632	122,442

Diluted	111,668	137,612	111,632	138,395

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following tables reconcile financial measures before the impact of non-cash asset impairment and non-cash stock-based compensation expense to reported financial measures. The Company believes that adjusting its financial results for these items assists investors’ understanding of the operating performance of the Company.

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Reconciliation of adjusted operating income to operating (loss) income:
Adjusted operating income before share-based compensation and asset impairment	$43,932	$71,615	$68,202
Adjustments to reconcile to operating (loss) income:
Asset impairment	(149,769)	(149,769)	—
Non-cash stock-based compensation expense	(4,047)	(8,242)	(601)

Operating (loss) income	$(109,884)	$(86,396)	$67,601

Reconciliation of adjusted net income to net (loss) income:
Adjusted net income before share-based compensation and asset impairment	$21,074	$33,145	$33,768
Adjustments to reconcile to net (loss) income:
Asset impairment, net of tax	(91,971)	(91,971)	—
Non-cash stock-based compensation expense, net of tax	(3,929)	(6,475)	(365)

Net (loss) income	$(74,826)	$(65,301)	$33,403

Reconciliation of adjusted net income per share to net (loss) income per share:
Adjusted net income per basic share before share-based compensation and asset impairment	$0.19	$0.30	$0.28
Asset impairment, net of tax	(0.82)	(0.82)	—
Non-cash stock-based compensation expense, net of tax	(0.04)	(0.06)	(0.01)

Net (loss) income per basic share	$(0.67)	$(0.58)	$0.27

Contact:	Citadel Broadcasting Corporation
Robert G. Freedline (702) 804-5200